        As filed with the Securities and Exchange Commission on April 26, 2000
                                                   Registration No. 333-________

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                    ---------

                        COVAD COMMUNICATIONS GROUP, INC.
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             (Exact name of registrant as specified in its charter)


      DELAWARE                                          77-0461529
 (State of Incorporation)                (I.R.S. employer identification number)

             2330 CENTRAL EXPRESSWAY, SANTA CLARA, CALIFORNIA   95050
               (Address of Principal Executive Office)        (Zip Code)

                 1997 STOCK OPTION PLAN OF LASER LINK.NET, INC.
                           (Full Title of the "Plan")

         ROBERT E. KNOWLING, JR.                          COPY TO:
                                                          --------
 Chairman, Board of Directors, President          MEREDITH S. JACKSON, ESQ.
      and Chief Executive Officer                   ASHOK W. MUKHEY, ESQ.
    Covad Communications Group, Inc.            GEOFFREY M. TRACHTENBERG, ESQ.
        2330 Central Expressway                      Irell & Manella LLP
      Santa Clara, California 95050          1800 Avenue of the Stars, Suite 900
             (408) 844-7500                   Los Angeles, California 90067-4276
                                                       (310) 277-1010

        (Name, address including zip code and telephone number, including area code, of registrants' agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================= ====================== ======================= ====================== ======================
                                                                        PROPOSED               PROPOSED
                                                                        MAXIMUM                MAXIMUM
                 TITLE OF                     AMOUNT TO BE           OFFERING PRICE           AGGREGATE              AMOUNT OF
       SECURITIES TO BE REGISTERED            REGISTERED(1)          PER SHARE (2)          OFFERING PRICE        REGISTRATION FEE
--------------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Laser Link.Net, Inc.
  1997 Stock Option Plan                      1,390,796                $4.766              $6,628,533.70            $1,749.93
     Common Stock, $0.001 par value
======================================= ====================== ======================= ====================== ======================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Laser Link.Net, Inc. 1997 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for the purpose of this Registration Statement under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the weighted average exercise price per share of options to purchase 1,390,796 shares of Covad Communications Group, Inc. ("Covad") Common Stock. These options were originally granted pursuant to the 1997 Stock Plan of Laser Link.Net, Inc. and were assumed by Covad pursuant to the Agreement and Plan of Merger, dated as of March 8, 2000, between the Registrant, Lightsaber Acquisition Co., a wholly-owned subsidiary of the Registrant, and Laser Link.Net, Inc. ("Merger Agreement"), subject to an adjustment in the number of shares and exercise price of the original options.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are incorporated by reference in this Registration Statement on Form S-8. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

     (b) Registrant's Current Reports on Form 8-K filed with the SEC on February 7, 2000, February 22, 2000, March 9, 2000 and March 23, 2000;

     (c) Registrant's Registration Statement on Form 8-A12G filed with the Commission on January 19, 1999, and including any other amendments or reports filed for the purpose of updating such description; and

     (d) Registrant's Registration Statement on Form 8-A12G filed with the Commission on February 22, 2000, and including any other amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Stock Purchase Rights Pursuant to a Stockholder Protection Rights Agreement, dated as of February 15, 2000, between the Company and BankBoston, N.A., as Rights Agent.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify such person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by Section 102(b)(7) of the DGCL, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that limits a director's personal liability to the Registrant or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article X of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

     As permitted by Section 145 of the DGCL, the Registrant's Bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by the Registrant with respect thereto. Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors, employees and agents of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding the indemnified party had no reason to believe his conduct was unlawful.

     The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Registrant. The Registrant also entered into agreements to indemnify the Registrant's directors and executive officers, in addition to the indemnification provided for in the Registrant's Amended and Restated Certificate of Incorporation and Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     4.1 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statements on Form 8-A12G, together with the amendments and exhibits thereto, filed on January 19, 1999 and February 22, 2000, which are incorporated herein by reference pursuant to Item 3(d).

     5.1 Opinion of Irell & Manella LLP as to the legality of securities being registered.

     23.1 Consent of Irell & Manella LLP (included in Exhibit 5.1).

     23.2 Consent of Ernst & Young LLP.

     24.1 Powers of Attorney (included on the signature page of this Registration Statement).

     99.1 1997 Stock Option Plan of Laser Link.Net, Inc.

     99.2 Form of Incentive Stock Option Agreement under the Plan.

     99.3 Form of Agreement to Defer Vesting for One Year.

     99.4 Form of Escrow Agreement

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 25th day of April 2000.

                                             COVAD COMMUNICATIONS GROUP, INC.,
                                             a Delaware corporation


                                             By: /s/ TIMOTHY LAEHY
                                                --------------------------------
                                                Timothy Laehy
                                                Chief Financial Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Knowling, Jr. and Timothy Laehy, or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, lawfully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                 TITLE                              DATE
                   ---------                                 -----                              ----

/s/  ROBERT E. KNOWLING, JR.                     Chairman, Board of Directors, President   April 25, 2000
----------------------------------------         and Chief Executive Officer (principal
Robert E. Knowling, Jr.                          executive officer)

/s/ TIMOTHY LAEHY                                Chief Financial Officer (principal        April 25, 2000
----------------------------------------         financial and accounting officer)
Timothy Laehy

                                                 Director                                  April __, 2000
----------------------------------------
Robert Hawk

/s/  HELLENE RUNTAGH                             Director                                  April 25, 2000
----------------------------------------
Hellene Runtagh

/s/ DANIEL LYNCH                                 Director                                  April 25, 2000
----------------------------------------
Daniel Lynch

/s/ FRANK MARSHALL                               Director                                  April 25, 2000
----------------------------------------
Frank Marshall

/s/ RICH SHAPERO                                 Director                                  April 25, 2000
----------------------------------------
Rich Shapero

                                  EXHIBIT INDEX

EXHIBIT             DESCRIPTION
-------             -----------

4.1 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statements on Form 8-A12G, together with the amendments and exhibits thereto, filed on January 19, 1999 and February 22, 2000, which are incorporated herein by reference pursuant to
                    Item 3(d).

5.1 Opinion of Irell & Manella LLP as to the legality of the securities being registered.

23.1                Consent of Ernst & Young LLP.

23.2                Consent of Irell & Manella LLP (included in Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

99.1                1997 Stock Option Plan of Laser Link.Net, Inc.

99.2                Form of Incentive Stock Option Agreement under the Plan.

99.3                Form of Agreement to Defer Vesting for One Year.

99.4                Form of Escrow Agreement